Calculation of Filing Fee Tables
S-3
Archer Aviation Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	8,261,273	$ 6.43	$ 53,119,985.39	0.0001381	$ 7,335.87
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 53,119,985.39		$ 7,335.87
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,335.87
Offering Note
[1]	Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3ASR (File No. 333-284812) on February 11, 2025 (the "Registration Statement") was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), and is paid herewith. This "Calculation of Filing Fee" table shall be deemed to update the table in Item 14 of the Registration Statement. Consists of 8,261,273 shares of common stock registered pursuant to this prospectus supplement to be offered by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction. Separate consideration may or may not be received for shares of common stock that are issuable upon conversion, exercise, or exchange of other securities. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's common stock as reported on the New York Stock Exchange on August 17, 2026, which date is within five business days prior to the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $53,119,985.39. The prospectus is a final prospectus for the related offering.